Exhibit (h.26)

Exhibit A

iShares Trust

Focused Value Select Index

Russell 1000® Growth Index

Russell 1000® Index

Russell 1000® Pure Domestic Exposure Index

Russell 1000® Value Index

Russell 2000® Growth Index

Russell 2000® Index

Russell 2000® Value Index

Russell 2500™ Index

Russell 3000® Index Russell Microcap® Index

Russell Midcap® Growth Index

Russell Midcap® Index

Russell Midcap® Value Index

Russell Top 200® Index

Russell Top 200® Growth Index

Russell Top 200® Value Index

Russell US Large Cap Factors Growth Style Index

Russell US Large Cap Factors Value Style Index